Registration No. 033-53695



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                             48-0457967
         (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)            Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                       1988 EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------




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     This Registration  Statement as originally filed related to the offering of
7,000,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the 1988 Employees Stock Purchase Plan. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares covered by the Registration Statement was increased to 8,498,000 shares to prevent dilution. A total of 2,458,077 shares were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 6,039,923 shares. The remaining 6,039,923 shares were reclassified into 6,039,923 shares of FON Common Stock and 3,019,961 shares of PCS Common stock. A total of 765,830 shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving 5,274,093 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 10,548,186 shares of FON Common Stock. A total of 2,145,554 shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 874,407 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 1,748,814 shares of PCS Common Stock.

     The remaining 1,748,814 shares of PCS Common Stock were issued before the PCS Common Stock and the FON Common Stock were recombined on April 23, 2004. In addition, the remaining 10,548,186 shares of FON Common Stock have been issued. Therefore, no shares of FON Common Stock or PCS Common Stock remain available under the Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 2nd day of July, 2004.

                                     SPRINT CORPORATION



                                     By  /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint, Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                Date

                        Chairman of the Board and      )
G. D. FORSEE*           Chief Executive Officer        )
                        (Principal Executive Officer)  )
                                                       )
                        Executive Vice President       )
ROBERT J. DELLINGER*    - Chief Financial Officer      )
                        (Principal Financial Officer)  )
                                                       )
                                                       )
                        Senior Vice President and      )
J. P. MEYER*            Controller                     )
                        (Principal Accounting Officer) )
                                                       )
                                                       )    July 2, 2004
                                                       )
DUBOSE AUSLEY*          Director                       )
                                                       )
_____________________                                  )
(Gordon M. Bethune)     Director                       )
                                                       )
                                                       )
E. LINN DRAPER, JR. *   Director                       )
                                                       )
_____________________                                  )
(Deborah A. Henretta)   Director                       )

                                                       )
                                                       )
I. O. HOCKADAY, JR.*    Director                       )
                                                       )
                                                       )
L. K. LORIMER*          Director                       )
                                                       )
                                                       )
C. E. RICE*             Director                       )
                                                       )
                                                       )
LOUIS W. SMITH*         Director                       )
                                                       )    July 2, 2004
                                                       )
GERALD L. STORCH*       Director                       )
                                                       )










/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 033-53695.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.